OPERATING AGREEMENT
                                       OF
                         COWBOY ASPHALT TERMINAL, L.L.C.


         THIS OPERATING AGREEMENT of COWBOY ASPHALT TERMINAL, L.L.C. (this "Agreement"), is made and entered into effective as of the 12th day of February 1999, by and among CROWN ASPHALT PRODUCTS COMPANY, a Utah corporation ("Capco"), and FORELAND ASPHALT CORPORATION, a Utah corporation ("Foreco") (collectively referred to herein as the "Members").

                                    Recitals

         A. The parties desire to engage in the business of acquiring, holding, managing, and operating an asphalt terminal.

         B. On or about June 16, 1998, Articles of Organization were filed with the Division of Corporations and Commercial Code of the Department of Commerce, state of Utah, to form Cowboy Asphalt Terminal, L.L.C. (the "Company").

         C. It is the intent of the parties that additional improvements for the joint use of the parties will be made by the Company to that portion of the Property (as defined below) that is designated for the joint use of the parties, in which case the parties will share in the cost and expense of such improvements in proportion with their Ownership Percentages (as defined below) and will receive an increase in each such party's Capital Account in the amount paid by such party. Further, upon the mutual agreement of the parties, each party may erect and install equipment and other improvements, as such party's sole and separate property and at its sole cost and expense, on that portion of the Property that is designated for such Party's exclusive use, in which case the cost and expense of such improvements shall not be treated as Capital Contributions and such improvements will be owned by the party bearing the cost thereof and not by the Company.

         D. The parties hereto desire to provide for the regulation and management of the affairs of the Company.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    Article I
                                  Defined Terms

         When used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "Act" shall mean the Utah Limited Liability Company Act, as amended or revised from time to time.

         1.2 "Affiliate" of a Person shall mean a Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person in question. The term "control," as used in the immediately preceding sentence, means, respecting a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation, and, respecting a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

         1.3 "Agreement" shall mean this Operating Agreement of Cowboy Asphalt Terminal, L.L.C., as originally executed and as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby," and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         1.4 "Available Cash" of the Company shall mean all cash funds of the Company on hand from time to time (including cash funds obtained as contributions to the capital of the Company by the Members, loans to the Company, and net proceeds from Capital Transactions, but excluding cash funds obtained from Terminating Transactions) after (i) payment of all expenses of the Company as of such time, including all costs, expenses, or charges respecting the ownership, operation, development, maintenance, and upkeep of the Company property, including ad valorem taxes, debt amortization (including interest payments), advertising expenses, professional fees, wages, and utility costs,
(ii) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (iii) provision for an adequate working capital reserve as determined by the Manager to be reasonably necessary for operations of the business of the Company.

         1.5  "Capital  Account"  shall  have the  meaning  set forth in Section
3.3(a).

         1.6 "Capital Transaction" shall mean a transaction (i) pursuant to which the Company borrows funds, (ii) pursuant to which part of the assets of the Company are sold, condemned, exchanged, abandoned or otherwise disposed of,
(iii) pursuant to which insurance proceeds or other damages are recovered by the Company in respect of a capital asset of the Company (and, not for such items as business interruption or similar items), or (iv) that, in accordance with generally accepted accounting principles, is otherwise considered capital in nature.

         1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law).

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

         1.8 "Company" shall mean the limited liability company operated pursuant to the terms hereof for the limited purposes and scope set forth herein.

         1.9      "Fiscal Year" of the Company shall mean the calendar year.

         1.10 "Liquidation" of a Member's interest shall mean and shall be deemed to occur upon the earlier of (i) the date upon which the Company is terminated under section 708(b)(1) of the Code; (ii) the date upon which the Company ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts, and distributing any remaining Company assets to the Members); or (iii) the date upon which there is a liquidation of the Member's interest (but the Company is not terminated) under section 1.761-1(d) of the Regulations.

         1.11 "Manager" shall mean the Person designated pursuant to Section 5.3 to manage and operate the business of the Company.

         1.12 "Members" shall mean the parties to this Agreement and such other persons or entities that are admitted to the Company as additional or substituted Members. Reference to a "Member" shall mean any one of the Members.

         1.13 "Net Income or Loss" of the Company for any Fiscal Year (or portion thereof) shall mean the excess or deficit, as the case may be, of (i) the gross income of the Company derived from Operations as calculated under federal income tax accounting principles for such Fiscal Year over (ii) all items of expense [incurred, in case the Company selects the accrual method of accounting for tax purposes, or paid, in the case the Company selects the cash method of accounting for tax purposes,] by the Company respecting Operations during such Fiscal Year which are allowable as deductions under federal income tax accounting principles and depreciation, cost recovery or other amortization deduction allowable to the Company for federal income tax purposes respecting any Company asset for such Fiscal Year.

         1.14 "Operations" shall mean revenue producing activities of the Company other than (a) activities relating to Capital Transactions; or (b) activities conducted separately by either Capco or Foreland. It is contemplated that Operations shall be limited to ownership of the Property and the leasing of tank capacity as the Members shall agree.

         1.15 "Ownership Percentage" means, respecting each Member, the product of (a) 100%, multiplied by (b) a fraction, the numerator of which shall be the number of Units held by such Member and the denominator of which shall be the total number of Units outstanding at that time.

         1.16 "Person" shall mean any individual, partnership, corporation, trust or other entity or association.

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         1.17 "Property" shall mean the Cowboy Asphalt  Terminal  comprising the real property located in Davis County, Utah, as more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference, together with the buildings, fixtures, and improvements and certain items of personal property from time-to-time located thereon, excluding improvements to the Property made pursuant to Section 3.2(d).

         1.18 "Regulations" shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Regulations.

         1.19 "Terminating Transaction" shall mean a sale, condemnation, exchange or other disposition, whether by foreclosure, abandonment, or otherwise, of all or substantially all of the then remaining assets of the Company which is entered into in connection with the dissolution, termination and winding up of the Company or that will result in the dissolution of the Company.

         1.20 "Unit" shall mean an interest in the Company consisting of the rights, covenants, and responsibilities more particularly set forth herein.

                                   Article II
                               General Provisions

         2.1 Formation of the Company. The Members previously formed the Company as a limited liability company pursuant to the provisions of the Act, by filing Articles of Organization with the Division of Corporations and Commercial Code of the Department of Commerce, state of Utah, and hereby adopt this Agreement to provide for the regulation and management of the affairs of the Company.

         2.2 Name. The business of the Company shall be conducted under the name "Cowboy Asphalt Terminal, L.L.C." or such other name that the Members may select.

         2.3 Purposes and Scope. Subject to the provisions of this Agreement, the Company is formed to acquire, hold, manage, and operate an asphalt receiving, processing, storage, and handling terminal, to engage in any activity necessary or convenient to accomplish its purposes and operate its business as set forth herein as the Members may from time-to-time determine; and to exercise all powers permitted thereby. This Agreement does not and shall not be construed to govern any business relationships between the parties other than those specified in this Agreement.

         2.4 Articles of Organization. The Members further agree and obligate themselves to execute, acknowledge, file, record and/or publish, as necessary, such amendments to the Articles of Organization as may be required by the terms hereof or by law and such other certificates and documents as may be appropriate to comply with the requirements of law for the continuation, preservation, and/or operation of the Company as a limited liability company.

         2.5 Fictitious Name. Concurrently with the execution of this Agreement, the Company shall make any filings or disclosures required by the laws of the state of Utah respecting its use of a fictitious name, if any.

         2.6 Ownership. The interest of each Member in the Company shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Company shall be deemed owned by the Company as an entity, and no Member, individually, shall have any ownership in any property or interest in property owned by the Company except as a Member in the Company. Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following any dissolution, any right that such Member may have to maintain any action for partition respecting any of the assets of the Company.

         2.7 Membership Certificates. Units of membership interest in the Company shall be represented by certificates which shall state on their face the name of the Company and that it is organized under the laws of the state of Utah, the name of the Member to whom the certificate is issued, and the number and, if applicable, the class or other designation of the series, if any, the certificate represents. Each share certificate must be signed by the Manager and may contain such other information as the Manager or the Members consider necessary or appropriate. The Company shall maintain a membership ledger indicating the name, address, certificate serial number, and number of units or other interests held by each Member from time to time, showing the cancellation of certificates, as appropriate.

         2.8 No Individual Authority. Except as otherwise specifically provided in this Agreement, no Member, acting alone, shall have any authority to act for, or to undertake or assume any obligation, debt, duty or responsibility on behalf of, any other Member or the Company.

         2.9 Place of Business. The principal place of business of the Company shall be at 215 South State Street, Suite 650, Salt Lake City, Utah 84111, or at such other or additional place or places as the Members shall reasonably determine.

         2.10 Term of the Company. The term of the Company shall continue until terminated pursuant to the provisions of this Agreement or such other date as the Members shall select in accordance with the provisions of Section 8.1.

         2.11 Registered Agent. The registered agent of the Company shall be Jay Mealey, whose office address is 215 South State Street, Suite 650, Salt Lake City, Utah 84111.

         2.12 Registered Office. The registered office of the Company shall be 215 South State Street, Suite 650, Salt Lake City, Utah 84111.

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

                                   Article III
                              Capital Contributions

         3.1 Initial Capital Contributions; Units. In connection with the formation of the Company, each Member shall be deemed to have contributed to the capital (the "Capital Contributions") of the Company the approximate amount of cash paid to Hancock-Geisler R.I.C. through November 30, 1998, respecting the payments due under that certain amortization schedule regarding the purchase of the Property, and has been credited with the number of Units, set forth opposite such Member's name set forth below:

                                    Ownership
           Name                  Contribution   Units Held     Percentages
------------------------------   ------------   ----------     -----------
Crown Asphalt Products Company     $174,533       66.67           66.67%
Foreland Asphalt Corporation        $87,267       33.33           33.33%

         3.2      Additional Contributions.

                  (a) Each Member shall be obligated to  contribute  one-half of
         (i) such additional amounts as may be required, not to exceed a total of $650,000, for the Company to fulfill its obligations under such corrective action plan that may be acceptable to the Company and the Utah Department of Environmental Quality for environmental management, remediation, and containment costs of bringing the Property into compliance with applicable environmental laws respecting conditions existing as of the date of this Agreement, which such additional contribution shall be paid within ten (10) days after demand therefor by the Manager; and (ii) such additional amounts required to cover legal costs incurred in obtaining title to the Property from Hancock Geisler R.I.C., or relating to the environmental remediation work referenced in clause (i).

                  (b) Each Member shall be obligated to contribute, pro rata in proportion to its Ownership Percentage, such additional amounts as may be required for the Company to fulfill its obligations under the following:

                           (i) the payment of the balance of the purchase  price
                  for the Property as reflected under that certain Memorandum of Closing dated January 7, 1999, attached hereto as Exhibit "B" for by and between Hancock Geisler R.I.C., Inc., and the Company and the special warranty deed, trust deed note, deed of trust, and other documents to be executed and delivered in consummation of the transaction contemplated thereby;

                           (ii) environmental management and containment costs other than those described in subparagraph (a) of this Section 3.2, which such additional contribution shall be paid within ten (10) days after demand therefor by the Manager;

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

                           (iii) the Company's  expenses for  Operations,  which
                  such additional contribution shall be paid within ten (10) days after demand therefor by the Manager; and

                           (iv) the construction of capital  improvements to the
                  Property that, in the judgment of the Manager and, if required in accordance with the provisions of Section 5.7, the approval of the Members, will be beneficial to the business interests and for the joint use of both Members.

                  (c) Any additional Capital Contributions of a Member shall increase the Member's Capital Account, but as long as such contributions are made in proportion to their respective obligations as set forth in subparagraph (a) and (b) above of this Section 3.2, shall not result in an increase in the number of Units held by the Members. No Member shall be required to purchase additional Units or make any additional Capital Contributions beyond those set forth in Section 3.1 and this Section 3.2, respectively.

                  (d) In addition to the foregoing, the Members anticipate that each Member may deem it necessary or desirable to make certain capital improvements to the Property intended to benefit only such Member in all material respects and not the other Member, all as more particularly provided in this Section 3.2(d). To the extent that the improvement sought to be made is located in the area set forth on Exhibit "C" as being devoted to the exclusive use of the Member making such improvement, no approval from any other Member shall be required. If, however, the subject improvement is to be located on an area not designated on Exhibit "C" for such Member's exclusive use, any such improvements shall be made only upon the prior written consent of both Members, which such consent shall not be unreasonably withheld if, in the exercise of the Members' reasonable commercial judgment, it does not appear that it will be likely that the proposed improvements will materially and interfere on a recurring basis with the continued use of the remainder of the facility in accordance with then contemporaneous practice. The Member receiving the principal benefits of such capital improvements shall fund all related costs and expenses of installation, construction, and operation of such improvements and shall be entitled to all revenues and profits in connection therewith. The payment of such costs and expenses of installation and construction shall in no event be treated as additional Capital Contributions or loans to the Company but shall be for the sole account of the Member bearing such payments. All improvements to the Property made pursuant to this
         Section 3.2(d) shall be owned solely by the Member funding the installation, construction and operation thereof, and shall not be considered Company property..

         3.3      Capital Accounts.

                  (a) A separate "Capital Account" (herein so called) shall be maintained for each Member in accordance with the capital accounting rules of section 1.704-1(b)(2)(iv) of the Regulations. Each Member

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

         shall have only one Capital Account, regardless of the number or classes of Units in the Company owned by such Member and regardless of the time or manner in which such Units were acquired by such Member. Pursuant to the basic rules of section 1.704-1(b)(2)(iv) of the Regulations, the balance of each Member's Capital Account shall be:

                           (i) credited with: (1) the amount of money contributed by such Member to the Company and the fair market value of any property contributed by such Member to the Company (net of liabilities secured by such property that the Company assumes or takes subject to); (2) except as provided below, the amount of taxable income or gain allocated to such Member; and (3) such Member's pro rata share of any tax exempt income or gain of the Company; and

                           (ii) debited with: (1) the amount of money (excluding
                  guaranteed payments) and the agreed fair market value of any property distributed to such Member (net of liabilities secured by such property that the Member assumes or takes subject to); (2) except as provided below, the amount of taxable loss and deductions (or items thereof) allocated to such Member; and (3) such Member's pro rata share of any expenditures of the Company described in section 705(a)(2)(B) of the Code (or expenditures which are so treated under section 1.704-(b) of the Regulations); and

                           (iii) otherwise adjusted in accordance with the other
                  capital account maintenance rules of section 1.704-1(b)(2)(iv) of the Regulations.

         In addition, if property is distributed in kind by the Company, the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not already been reflected in the Members' Capital Accounts) would be allocated to the Members if there were a taxable disposition of such property for its agreed fair market value on the date of distribution.

                  (b) Notwithstanding the foregoing, if property is contributed to the Company by a Member, the Company shall thereafter compute gain, loss and depreciation in respect of the contributed property separately for book and tax purposes as required by sections 1.704-1(b)(2)(iv), 1.704-1(b)(4)(i) and 1.704-(b)(4)(iii) of the Regulations. Such items so computed for book purposes shall be allocated among the Members in the manner provided in Article IV below and shall be reflected in the Members' Capital Accounts by appropriate increases or decreases thereto as required by section 1.704-1(b)(2)(iv)(b) of the Regulations. Such items so allocated for tax purposes shall not be reflected in the Members' Capital Accounts.

                  (c) Notwithstanding the foregoing, it is the intention of the Members that their Capital Accounts in the Company be maintained strictly in accordance with the capital account maintenance

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

         requirements of section 1.704-1(b) of the Regulations, and that their Capital Accounts be adjusted to the extent required by the provisions of such Regulations or any successor provisions thereto.

                  (d) A loan by a Member to the Company  shall not be considered a contribution of money to the capital of the Company, and the balance of such Member's Capital Account shall not be increased by the amount so loaned, unless such loan is determined by the Internal Revenue Service in a final administrative proceeding to be a Capital Contribution by such Member. No repayment of principal or interest on any such loan, or reimbursement made to a Member respecting advances or other payments made by such Member on behalf of the Company, or payments of fees to a Member or its Affiliates which are made by the Company shall be considered a return of capital or in any manner affect the balance of such Member's Capital Account.

                  (e) Notwithstanding any other provision in this Agreement to the contrary, in the event that a Member has a negative balance in its Capital Account following the Liquidation of such Member's interest in the Company or the occurrence of a Terminating Transaction or other event resulting in the termination of the Company (such Member's Capital Account balance to be determined after it has been adjusted to reflect (i) all Company transactions during the Fiscal Year in question, including gain or loss realized in connection with a Terminating Transaction and (ii) the gain or loss which would be recognized by the Company if it were to sell its remaining assets for the fair market value thereof), such Member shall contribute to the Company an amount of money equal to such negative balance by the later of (1) the end of the Fiscal Year during which the Member's interest is liquidated or the Terminating Transaction occurs or (2) ninety (90) days after the date on which the Member's interest is liquidated or the Terminating Transaction occurs. Amounts contributed to the Company pursuant to this Section 3.3(e) shall be paid to the Company's creditors or distributed to the other Members in accordance with the positive balances in their respective Capital Accounts (after such Capital Accounts have been adjusted in the manner provided herein).

         3.4 Return of Capital. Except to the extent provided in Article IV below, no Member shall have the right to demand or receive the return of such Member's Capital Contributions to the Company.

         3.5 No Interest on Capital Contributions. Except as otherwise provided herein, no Member shall receive any interest on such Member's Capital Contributions to the Company or such Member's Capital Account, notwithstanding any disproportion therein as between the Members.

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

                                   Article IV
                          Allocations and Distributions

         4.1 Distributions of Available Cash. The Manager, in its sole discretion, shall determine whether the Company should distribute its Available Cash; provided, however, that the Manager shall use its best efforts to distribute sufficient Available Cash to allow the Members to meet their obligations to federal and state taxing authorities. In the event that the Manager decides that part or all of the Company's Available Cash should be distributed to the Members, such Available Cash shall be distributed to the Members pro rata in accordance with their respective Ownership Percentages. Notwithstanding the foregoing, the net proceeds of a Terminating Transaction shall be distributed in accordance with Section 8.2 hereof.

         4.2 Allocations of Income and Loss. Subject to the provision of Section 4.3, the Company's items of Net Income and Loss from Operations for each Fiscal Year and gain and loss realized by the Company in connection with each Capital Transaction, after giving effect to all Capital Account adjustments attributable to contributions and distributions of money and property made during such Fiscal Year (but excluding income and loss, if any, that is required to be separately determined and allocated to the Members for federal income tax purposes in the same manner as prescribed under section 704(c) of the Code), shall be allocated to the Members, pro rata in accordance to their respective Ownership Percentages.

         4.3 Limitations and Qualifications Regarding Allocations. Notwithstanding the provisions of Section 4.2, Net Income and Loss for each Fiscal Year and gain and loss realized by the Company (or items of income, gain, loss, deduction, or credit, as the case may be) shall be allocated in accordance with the following provisions. If the allocation of Net Loss (or items thereof) as provided in Section 4.2 hereof would cause or increase a deficit balance in a Member's Capital Account, there shall be allocated to such Member only that amount of net loss (or items thereof) as will not cause or increase a deficit balance in the Member's Capital Account. The net loss (or items thereof) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated (i) first, to other Members having positive balances in their Capital Accounts, in proportion to such positive balances; and
(ii) second, to all the Members in accordance with their respective Ownership Percentages. For purposes hereof, each Member's Capital Account shall be reduced for the items described in clauses (4), (5), and (6) of Regulation section 1.704-1(b)(2)(ii)(d). If any allocation of net loss (or items thereof) is made under this Section 4.3, any allocation of Net Income and gain (including income and gain exempt from tax) of the Company allocated thereafter shall first be allocated as necessary to offset in reverse order the allocation made pursuant to this Section 4.3.

         4.4 Allocation of Income and Loss and Distributions in Respect of Units Transferred.

                  (a) If any Units in the Company are transferred, or are increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, each item of income, gain, loss, deduction, or credit of the Company for such Fiscal Year shall be assigned pro rata to each day in the particular period of such

         Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Members based upon their respective Units in the Company at the close of such day. For purposes of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, Units in the Company which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the first day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first fifteen (15) days of any month will be deemed to have been made on the first day of the month and sales and dispositions thereafter will be deemed to have been made on the 16th day of the month).

                  (b) Distributions of assets of the Company in respect of Units in the Company shall be made only to the persons or entities who, according to the books and records of the Company, are the holders of record of Units in respect of which such distributions are made on the actual date of distribution or, if authorized by the record holder of such Units as evidenced by written notice to the Manager, such holder's designee. Neither the Company nor the Manager shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company, the Members, or the Manager have knowledge or notice of any transfer or purported transfer of ownership of any Units in the Company.

                  (c) Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Units in the Company as of the date such sale or other disposition occurs.

                                    Article V
                 Status of Members and Management of the Company

         5.1 Participation in Management. Except as otherwise provided herein, the Members shall not participate in the management or control of the Company's business nor shall they transact any business for the Company, nor shall they have the power to act for or bind the Company, said powers being vested solely and exclusively in the Manager.

         5.2 Limited Liability. Except as otherwise provided herein to the contrary, the Members shall not be bound by, or personally liable for, the expenses, liabilities, or obligations of the Company, except as provided in the Act.

         5.3 Management. Unless the Articles of Organization have dispensed with or limited the authority of the Manager, all power of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Manager. The Manager shall have exclusive power and control over the business of the Company; only the Manager shall have the power to bind the Company. The initial Manager shall be Capco. The Manager shall act as such until (a) its resignation, withdrawal, removal, bankruptcy, or dissolution; or (b) the dissolution of the Company, whichever occurs first. Manager vacancies shall be filled by the Members.

         5.4 Removal of Manager. The Members shall have the right, without further obligation to the Manager other than for reimbursement of expenses previously incurred, to remove, with or without cause, the Manager.

         5.5      Members, Manner of Acting.

                  (a) Unless the Articles of Organization provide otherwise, any or all Members may participate in a meeting by, or conduct the meeting through the use of, any means of communication by which all Members participating may simultaneously speak to and be heard by each other during the meeting. A Member participating in a meeting by this means is deemed to be present in person at the meeting.

                  (b) A Member who is present at a meeting of the Members when an action is taken is deemed to have assented to the action taken unless: (1) it objects at the beginning of the meeting (or promptly upon its arrival) to holding it or transacting business at the meeting; or (2) its dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) it delivers written notice of its dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Member who votes in favor of the action taken.

                  (c) Unless the Articles of Organization provide otherwise, any action required or permitted to be taken by the Members at a meeting may be taken without a meeting if the required majority of the Members as set forth in subparagraph (d) below sign a written consent (unless the action which is the subject of the consent requires a greater percentage under the Articles of Organization or this Agreement)
         describing the action taken, and the consents are filed with the records of the Company. Action taken by consents is effective when the last Member signs the consent, unless the consent specifies a subsequent effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

                  (d) Unless this Agreement or the Articles of Organization require a greater percentage, the Members shall determine all matters based upon the approval or consent of at least 75% in Ownership Interest in the Company. In the event that, for any reason, at least 75% in Ownership Interest of the Members shall not be able to agree on a matter under consideration by the Members, within five days after the matter is submitted to the Members, the resolution thereof shall be determined by the majority decision of a panel consisting of one unrelated, independent third party selected by each Member (which appointment shall have been made within 15 days after the disputed matter is submitted to the Members or the Member who shall not have made such appointment shall have been deemed to have consented to the disputed matter) and one unrelated, independent third party selected by the persons so selected. All matters submitted to dispute resolution as described in this Section 5.5(d) shall have been finally resolved within 30 days.

         5.6 Manager; Specific Powers. Except as otherwise specifically provided in this Agreement, all matters in connection with the day-to-day conduct of the Company's business and the use or disposition of its assets shall be decided solely by the Manager. Without limiting the generality of the foregoing, the Manager shall have the power and authority on behalf of the Company to:

                  (a) acquire such tangible and intangible personal property as may be necessary or desirable to carry on the business of the Company;

                  (b) negotiate leases for and execute and deliver leases for office space for the operation of the Company's business;

                  (c) purchase equipment, supplies, and materials and produce and market products as, in its sole discretion, it shall deem advisable;

                  (d) employ, terminate the employment of, supervise, and compensate such persons, firms, or corporations as, in its sole discretion and judgment, it shall deem advisable for the proper operation and management of the business of the Company;

                  (e)  invest  Company  funds  in   interest-bearing   accounts,
         commercial paper, government securities, certificates of deposit, or similar investments;

                  (f) execute promissory notes, deeds of trust, regulatory agreements, and all other documents, agreements, or certifications;

                  (g) sell, transfer, exchange (whether or not qualifying as a tax-free exchange under section 1031 of the Internal Revenue Code), assign, convey, lease, further encumber, hypothecate or otherwise dispose of all or any part of the assets of the Company in the ordinary course of the business of the Company;

                  (h) execute and file all reports and maintain all records required by law or by this Agreement; and

                  (i) coordinate the management and operation of the Company and perform other normal business functions and otherwise operate and manage the business and affairs of the Company in accordance with and as limited by this Agreement.

         5.7 Limitation on Powers and Authority of Manager. Notwithstanding the provisions of this Article V or any other provisions herein, the Manager shall not have the right or power to do any of the following without the consent of Members holding 75% or more of all of the outstanding Units.

                  (a) Take any action respecting the Company's rights and obligations as successor in interest to that certain Letter of Intent dated November 12, 1990, between Hancock-Geisler R.I.C., Inc., an Idaho corporation, which appears therein as "Seller," for the sale of the Property to Crysen Refining, Inc., which has thereafter assigned its rights under the Purchase Arrangement to Refinery Technologies, Inc., which has in turn assigned certain of its rights to the Company.

                  (b) Submit any corrective action plan or other remediation proposal to the Utah Department of Environmental Quality or any other governmental authority or bind the Company in any way respecting any such matter;

                  (c) Perform any act that would make it impossible to carry on the ordinary business of the Company;

                  (d) Confess a judgment against the Company;

                  (e) Use the Company name, credit or assets for other than Company purposes;

                  (f) Perform any act in contravention of this Agreement;

                  (g) Amend this Agreement;

                  (h) Commingle the funds of the Company with the funds of any other person or entity;

                  (i) Submit any dispute involving the Company to binding arbitration;

                  (j) Execute or deliver any assignment for the benefit of the creditors of the Company;

                  (i) Cause the Company to borrow any sums for which the Members have recourse liability;

                  (k) Transact any business on behalf of the Company in any jurisdiction, unless the Members would not, as a result thereof, become Manager and have any liability greater than that provided in this Agreement;

                  (l) Cause the Company to borrow or incur any indebtedness, in the aggregate, in excess of $100,000;

                  (m) Obligate the Company to make capital expenditures in excess of $100,000 in any calendar year;

                  (n) Dispose of all or any part of the Property described in Exhibit "A" or the buildings, fixtures, or improvements from time to time located thereon or dispose of all or substantially all of the assets or the goodwill of any business of the Company or any of its businesses, all except for routine sales, leases, other transfers, replacements, renovations, and repairs in the ordinary course of the Company's business that do not, singly or in the aggregate, have a material adverse effect on the business of the Company;

                  (o) Admit a person or entity as a Member, except as provided herein, except that Capco shall be entitled to transfer its interest as a Member in the Company at any time to Crown Asphalt Distribution, L.L.C., a Utah limited liability company ("CAD") without obtaining the consent of any Member or Manager of the Company; and

                  (p) In case of an actual emergency, the Manager may take on behalf of the Company any reasonable action it deems necessary to protect life or property, to protect the assets of the Company, or to comply with applicable law, without the approval of the Members as required elsewhere within this Section 5.7 if time does not permit obtaining such approval. The Manager shall promptly notify the Members of the emergency or unexpected expenditure. Any Member may thereafter dispute the reasonableness or necessity of an expenditure incurred by the Manager for any such action by giving written notice of such dispute to the Manager. Thereafter, the Manager and the Member shall negotiate in good faith to resolve such dispute. In the event any dispute is not resolved, the provisions of Section 5.5(d) shall apply.

         5.8 Standard of Conduct. The Manager at all times shall operate and manage the business and affairs of the Company in a reasonable and prudent manner.

         5.9      Compensation of Manager.

                  (a) Except as agreed to by the Members, the Manager shall not receive compensation in consideration of the performance of the duties and responsibilities of the Manager. However, the Manager shall be reimbursed for all costs and expenses incurred on behalf of the Company. Except as otherwise provided herein, neither the Manager nor any other Member shall be entitled to a fee for services to the Company in its capacity as a Member.

                  (b) The Company shall be obligated, and the Manager is authorized, to pay from Company assets all expenses relating to the organization of the Company. Such expenses may be paid directly by the Company or paid by the Manager and then reimbursed by the Company. Without limiting the generality of the foregoing, such organizational expenses include legal, accounting, consulting, duplication and printing, telephone, telex, postage, air freight, travel and entertainment, and other expenses and fees (including filing fees) paid or incurred in organizing the Company. No part of the amount so paid pursuant to this section shall be deemed to be a management fee payable to the Manager.

                  (c) The Manager shall devote such time, effort, and skill to the affairs of the Company as the Members may deem to be reasonably required for the welfare and success of the Company, but shall not be obligated to devote all of its business time to the affairs of the Company.

         5.10 Use of  Facilities.  The  Members  shall have the right to use the facilities comprising the Property without cost or the payment of any consideration other than the Capital Contributions to the Company. Each Member shall be entitled to the exclusive use of that portion of the Property more particularly set forth in Exhibit "C" attached hereto and incorporated herein by this reference. Each Member shall be entitled to make that portion of the property marked as Reserved for such Member Exclusive to that Member by written notice to the Company of its intent to utilize such Property in their respective businesses ninety (90) days prior to such action. Any revenues generated from the property marked Exclusive shall be the sole property of that respective Member. Any revenues generated from the property marked Reserved or Joint will be allocated according to Sharing Ratio subject to the change of certain property from Reserved to Exclusive. The portions of the Property not designated for the exclusive use of either Member shall be available for the use of both Members, as coordinated from time-to-time by the Members.

         5.11 Execution of Documents. Except as limited by Section 5.7, the Manager is hereby authorized to execute on behalf of the Company any and all documents in connection with the Company's business including, but not limited to, deeds, deeds of trust, promissory notes, guaranties, leases, certificates, affidavits, assignments, security agreements and contracts.

         5.12     Tax Matters Member.

                  (a) The Manager is hereby designated the "tax matters partner" as that term is defined in section 6231(a)(7) of the Code (referred to herein as the "Tax Matters Member").

                  (b) The Tax Matters Member shall take no action in such capacity without the authorization or consent of the other Members, other than such action as the Tax Matters Member may be required to take by law. The Tax Matters Member shall use its best efforts to comply with the responsibilities outlined in sections 6222 through 6232 of the Code and in doing so shall incur no liability to the other Members. Notwithstanding the Tax Matters Member's obligation to use its best efforts in the fulfillment of its responsibilities, the Tax Matters Member shall not be required to incur any expenses for the preparation for or pursuance of administrative or judicial proceedings unless the Members agree on a method for sharing such expenses.

                  (c) The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the other Members without first obtaining the written consent of the other Members.

                  (d) No Member shall file, pursuant to section 6227 of the Code, a request for an administrative adjustment of items for any Company taxable year without first notifying the other Members. If the other Members agree with the requested adjustment, then the Tax Matters Member shall file the request for administrative adjustment on behalf of the Member. If unanimous consent is not obtained within thirty (30) calendar days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.

                  (e) Any Member intending to file a petition under sections 6226, 6228, or other section of the Code respecting any item or other matter involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed. If the Members do not agree on the appropriate forum, then the appropriate forum shall be decided by vote of a majority in interest of the Members. Each Member shall have a vote in accordance with its aggregate percentage right to distributions of Available Cash for the year under audit. If such a majority cannot agree, then the Tax Matters Member shall choose the forum. If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding provisions of this Section 5.12(e), then such Member shall notify the other Members of such intended action.

                  (f) The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the written concurrence of such Member. For purposes of this Section 5.12(f), the term "settlement agreement" shall include a settlement agreement at either an administrative or judicial level. Any Member who enters into a settlement agreement respecting any partnership items, as defined in section 6231(a)(3) of the Code, shall notify the other Members of such settlement agreement and its terms within ninety (90) calendar days from the date of settlement.

                  (g) The provisions of this Section 5.12 shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Members for a period of time necessary to resolve with the Internal Revenue Service or the United States Department of the Treasury any and all matters regarding the United States federal income taxation of the Company.

         5.13 Other Tax Elections. The Manager may, in its sole discretion, make or revoke the elections referred to in section 754 of the Code or any corresponding provisions of state tax laws. Each of the Members will upon request supply the information necessary to properly give effect to such elections. The Manager shall revalue Company property to its fair market value (taking into account section 7701(g) of the Code) on the revaluation date in accordance with section 1.704-1(b)(2)(iv)(f) of the Regulations, and shall adjust the Capital Accounts of the Members as described herein when any new or existing Member contributes money or other property (other than a de minimis amount) to the Company in exchange for an interest in the Company or when the Company distributes money or other property (other than a de minimis amount) to a withdrawing or continuing Member in exchange for all or a portion of such Member's interest in the Company.

         5.14 Inconsistent Treatment of Item. If any Member intends to file a notice of inconsistent treatment under section 6222(b) of the Code, then such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

                                   Article VI
                   Members' Responsibilities Among Themselves

         6.1 Liability of Manager to the Other Members. The Manager, its directors, officers, shareholders, representatives, employees and agents shall not be liable to the Company or to the other Members for losses sustained or liabilities incurred as a result of any good faith error in judgment or mistake of law or fact, or for any act done or omitted to be done in good faith in conducting the Company's business, unless such error, mistake, act or omission was performed or omitted fraudulently, or constituted willful misconduct or a breach of this Agreement. This provision is not for the benefit of any third party.

         6.2 Company Indemnity to Manager. The Company shall protect, defend, indemnify and hold harmless the Manager and each of its directors, officers, shareholders, representatives, employees and agents (collectively, the "Indemnified Parties"), from and against any loss, expense, damage or injury suffered or sustained by any of them by reason of any acts, omissions, or alleged acts or omissions arising out of the activities of any Indemnified Party on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose believed in good faith by any Indemnified Party, to be in the best interest of the Company or were not performed or omitted fraudulently and did not constitute willful misconduct or a breach of this Agreement by such Indemnified Party. The Company shall further indemnify and hold harmless each Indemnified Party for losses or liabilities due to the negligence, including gross negligence, dishonesty, willful misconduct, or bad faith of any employee, broker, or other agent of the Company if such employee, broker, or agent was solicited, engaged, or retained and supervised by the Manager with reasonable care. The Members each acknowledge that the intention of the preceding provisions is to cause the Company to indemnify the Manager respecting the Manager's negligence, but in no event shall the Manager be indemnified respecting its gross negligence or willful misconduct.

         6.3 Conflicts of Interest. This Agreement shall not preclude the Company from dealing with any Member or any Member's Affiliates in connection with the business of the Company as independent contractors or as agents for others, and such Affiliates may receive from such others or the Company normal profits, compensation, commissions or other income incident to such dealings. The amount payable by the Company to any Member or any Affiliate of any Member shall not be greater than the amount which the Company would have to pay under an arms-length contract with a non-related entity.

         6.4 Members Look Solely to Company Assets. Each Member shall look solely to the assets of the Company for all distributions respecting the Company and return of its Capital Contributions, and no Member shall have any recourse in connection therewith against any Member except as provided in Section 6.1.

         6.5 Dealings Outside the Company. Neither the Manager nor any Member shall be required to devote full time to Company business, and the Manager and Members may, at any time and from time to time, engage in and possess an interest in other business ventures of any and every type and description, independently or with others. Specifically, the Members anticipate that Capco will exploit the facilities and services of the Company, in conjunction with improvements to the Property made by Capco pursuant to Section 3.2(d), solely to operate an integrated paving asphalt business and that Foreco will exploit the facilities and services of the Company, in conjunction with improvements to the Property made by Foreland pursuant to Section 3.2(d), solely to operate an integrated roofing asphalt business, Neither the Company nor any Member shall by virtue of this Agreement have any right, title or interest in or to such independent venture of any Member.

         6.6 Respective Responsibilities for Damages. Each Member agrees to indemnify and hold harmless the Company and the other Member from any injury, damages, costs, liability, fines, causes of action or fees (including reasonable attorney's fees) resulting from, or alleged to result from, the business activities of such Member as described in Section 6.5 which are conducted upon the Property or in conjunction with improvements to the Property made by such Member pursuant to Section 3.2(d),.

         6.7 Non-Solicitation. No Member shall solicit, divert, hire, or induce, or attempt to solicit, divert, or hire any of the other's employees who are providing substantially full-time services to such party while they are Members of the Company or affiliated with any Member of the Company.

         6.8 Confidentiality. Each Member agrees to keep confidential and not use, reveal, provide, or transfer to any third party any confidential information ("Confidential Information") it obtains or has obtained concerning any other Member, except (a) disclosure to actual or prospective sources of debt or equity funding for such Member, including their legal, accounting, and other advisors, (b) to the extent that disclosure to a third party is required by applicable law; (c) information that, at the time of disclosure, is generally available to the public (other than as a result of a breach of this Agreement or any other confidentiality agreement to which the party is subject or which it has knowledge), as evidenced by generally available documents or publications;
(d) information that was in its possession prior to disclosure (as evidenced by appropriate written materials) and was not acquired directly or indirectly from the other Members; (e) to its employees, consultants, or advisors for the purposes of carrying out their duty hereunder to the extent disclosure is necessary or advisable; (f) to third parties to the extent necessary to enforce this Agreement; provided, however, that in the case of disclosure pursuant to
(e), the party or parties to whom disclosure is made shall agree to be bound by this confidentiality provision. The obligation of each Member not to disclose Confidential Information except as provided herein shall not be affected by either the termination of this Agreement or the resignation or removal of any Member of the Company.

                                   Article VII
                          Transfers of Member Interests

         7.1 Assignment of Member's Interest.  Subject to the provisions of this
Article VII, a Member may assign or transfer that Member's interest in the Company at any time, either voluntarily by an instrument in writing or involuntarily by court order or by operation of law. Upon the assignment or transfer of a Member's interest in the Company, (i) the Company shall not be required to recognize any such assignment or transfer until the Company has received written notice of the same; (ii) no such assignment or transfer of an interest in the Company, whether voluntary or involuntary, shall of itself, dissolve the Company; (iii) the assignee or transferee of the Member's interest in the Company shall not thereby become entitled to vote or otherwise participate in the management of the Company's business and affairs, or to require any information or accounts of Company transactions, or to inspect the Company books and records, or to become a Member; (iv) the assignee or transferee shall only be entitled to receive, in accordance with the contract or order of assignment or transfer, the share of profits or other compensation by way of income and the return of contributions to which the assigning Member would otherwise be entitled under this Agreement and, in case of the winding-up of the Company, the assignee or transferee shall be entitled to receive such distributions as would otherwise be made to the assigning Member.

         7.2 Admission as Substituted Member. With the exception of permitted transfers as provided in Section 7.7 of this Agreement, no purchaser, assignee or other transferee (by conveyance, operation of law or otherwise) of all or any part of an interest in the Company shall have the right to become a substituted Member in place of that person's seller, assignor or transferor, and, thereby, become entitled to vote and participate in the management of the business and affairs of the Company, unless all of the following conditions are satisfied

(all subsequent references in this agreement to "assignor" and "assignee" shall be construed to include sellers and purchasers, transferors and transferees, donors and donees, and otherwise, as the case may be):

                  (a) The fully-exercised and acknowledged written instrument or order of sale, assignment or transfer, which sets forth the intention of the assignor that the assignee become a substituted Member in that Member's place, has been filed with the Company;

                  (b) The assignor and assignee execute and acknowledge such other instruments as the Members may from time to time reasonably require, in order to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement;

                  (c) The assignee shall bear all reasonable expenses incurred in effecting the substitution; and

                  (d) Members (other than the assignor) have consented in writing to the substitution, which consent shall be exercisable in the Member's sole discretion.

         7.3      Right of First Refusal to Purchase Units.

                  (a) If any Member desires to assign, transfer or otherwise dispose of all or any portion of such Member's interest in the Company for value other than in accordance with the provisions of Section 7.4, the other Member shall have the option to purchase all or any part of such interest.

                  (b) The Member(s) desiring to so dispose of its Transferable Interest (a "Transferring Member") shall give written notice (a "Transfer Notice") to the other Member setting forth (i) that the Transferring Member desires to transfer its Units or other interest in the Company (the "Transferable Interest"); (ii) the identity and address of the proposed purchaser or other transferee thereof; (iii) that the Transferring Member has received a bona fide offer for all or a portion of the Transferable Interest, if a sale is contemplated; (iv) the cash and other consideration (per Unit and in the aggregate) to be received by the Transferring Member in connection with such disposition; (v) a true copy of the offer or agreement, if any, for such sale or other disposition and a certification by the Transferring Member that, to the best of his knowledge and belief, the offer or agreement is genuine and in all respects what it purports to be; (vi) an offer to sell to the other Member the Transferable Interest in accordance with this Section 7.3; and (vii) such other information as may be necessary or desirable in order to afford to the other Member the benefits intended to be conferred by this Section 7.3. To the extent the terms of such sale or other transfer provide for the receipt by the Transferring Member of consideration other than cash or cash equivalents, the Transfer Notice shall also include a fair market appraisal of such consideration prepared by a qualified independent appraiser.

                  (c) The other Member shall have ten (10) days after the effective date of the Transfer Notice to elect to purchase all, but not less than all, of the Transferable Interest, without regard to whether the Transferring Member proposed initially to sell only a portion of such Transferring Member's Units or other interest in the Company.

                  (d) If the other Member has timely elected to purchase all of the Transferable Interest, then the other Member shall purchase all, but not less than all, of the Transferable Interest, on a date and at a time designated by the other Member in a written notice to be given at least two (2) days in advance to the Transferring Member by the other Member, and at the principal place of business of the Company. At the closing, the Transferring Member shall deliver certificates or other evidence of ownership representing the Transferable Interest being purchased, duly endorsed in blank or accompanied by duly executed transfer documents acceptable to the other Member.

                  (e) The purchase by the other Member shall be at the price per Unit or per percentage interest and upon the same terms and conditions as contained in the Transfer Notice unless the parties shall agree otherwise; provided, however, that if the Transfer Notice provides for payment of all or any portion of the purchase price by delivery of consideration other than cash or cash equivalents, the other Member may make payment of such portion of the purchase price in cash or cash equivalents in the amount of the fair market value of such non-cash consideration as set forth in the appraisal accompanying the Transfer Notice. If, however, the other Member electing to purchase the Transferable Interest shall object to such appraisal of the non-cash consideration within the period set forth above for electing to purchase the Transferable Interest, the other Member shall within such period select an independent appraiser to determine such fair market value. In the event that the independent appraisers selected by each of the Transferring Member and the other Member cannot agree on the fair market value, then the two independent appraisers shall mutually select a third independent appraiser to determine the fair market value, and the value selected by such third independent appraiser shall be binding on all of the parties hereto. Each such independent appraiser may use any customary method of determining fair market value. Each party shall bear the cost of the independent appraiser selected by that party, and the cost of the independent appraiser, if any, mutually selected by the two independent appraisers shall be paid one-half by the Transferring Member and one-half by the other Member electing to purchase.

                  (f) If the other Member does not timely elect to purchase all of the Transferable Interest pursuant to this Section 7.3, the Transferring Member, within thirty (30) days after the expiration of the applicable option exercise period, may transfer the Transferable Interest to the purchaser or other transferee named in the Transfer Notice for the consideration and on the other terms set forth in the Transfer Notice and not otherwise. Upon failure of the Transferring Member to effect such transfer pursuant to the terms and conditions contained in the Transfer Notice within such thirty (30)-day period, the right to transfer such interest shall lapse, and any desired transfer thereafter shall be made only upon compliance again with the notice and election procedures of this Section 7.3.

                  (g) Purchasing Members shall become substituted Members respecting interests purchased under this Section 7.3 as soon as the purchase has been accomplished according to the terms hereof. Any other purchaser or transferee of a Transferring Member's interest shall not be entitled to become a substitute Member except as provided in Section 7.2.

         7.4      Encumbrances.

                  (a)  Notwithstanding  any other  provision in this Article VII respecting the transfer of a Member's interest in the Company in other circumstances, in the event that any Member (an "Encumbering Member") desires hereafter to encumber in any way all or any part of its Units or the capital improvements of such Encumbering Member on or appurtenant to the Property as contemplated by Section 3.2(d), it shall be able to do so only if it gives written notice (an "Encumbrance Notice") to the other Member at least 30 days prior to granting or otherwise creating such encumbrance and obtains the written consent of the other Member to such encumbrance, which consent may be granted or withheld at the sole discretion of such other Member. The Encumbrance Notice shall set forth or otherwise include (i) the number or other amount of Units or the capital improvements of such Encumbering Member on or appurtenant to the Property as contemplated by Section 3.2(d) that the Encumbering Member desires to encumber (the "Collateral");
         (ii) a description of the proposed encumbrance; (iii) the identity and address of the person to whom or for whose benefit such encumbrance is to be granted or created (the "Secured Party"); (iv) the amount of the indebtedness (the "Secured Indebtedness") to be secured by such encumbrance and the principal terms thereof to be secured by such encumbrance; and (v) a true copy of the definitive Secured Party Undertaking (hereafter defined) duly executed by the Secured Party.

                  (b) The Secured Party Undertaking (herein so called) shall evidence the obligation of the Secured Party (or any assignee or successor thereof), before taking any action to enforce any right which the Secured Party may have to execute on such encumbrance, including a conveyance in lieu of foreclosure, against the Collateral, to (i) give written notice (a "Sale Notice") to the other Member and Refinery Technologies, Inc. ("RTI") and (ii) afford to the other Member and RTI successive options to purchase the Collateral and the right to notice of any execution or foreclosure sale or conveyance in lieu thereof and as hereinafter provided in this Section 7.4.

                  (c) The Sale Notice shall set forth (i) the identity and address of the Encumbering Member or other then current holder of the Collateral; (ii) the number or other amount of Units or the capital improvements of such Encumbering Member on or appurtenant to the Property as contemplated by Section 3.2(d) then comprising the Collateral; (iii) the fair market value of such Collateral as determined by a qualified independent appraiser engaged by the Secured Party; and (iv) the identity and address of the Secured Party.

                  (d) During the period consisting of 30 days after the delivery of the Sale Notice to the other Member and RTI and the date of the proposed foreclosure sale or conveyance in lieu thereof as provided in subparagraph (c) above, first the other Member and, if not exercised by such other Member, then RTI shall have the right to purchase all, but not less than all, of the Collateral from the Secured Party at a price agreed to by them or, in the absence of such agreement, at the fair market value of such Collateral as set forth in the Sale Notice. If, however, the other Member or RTI shall object to such appraisal of the Collateral within five days after receipt of such Sale Notice, the other Member (but not RTI) shall within such five days appoint an independent appraiser to determine such fair market value. In the event that the independent appraisers selected by each of the Secured Party and the other Member cannot agree on the fair market value, then the two independent appraisers shall mutually select a third independent appraiser to determine the fair market value, and the value selected by such third independent appraiser shall be binding on all of the parties hereto. Each such independent appraiser may use any customary and accepted method of determining fair market value. The Secured Party and the other Member each shall bear the cost of the independent appraiser selected by it, and the cost of the independent appraiser, if any, mutually selected by the two independent appraisers shall be paid one-half by the Secured Party and one-half by the other Member. The election of the other Member or RTI to purchase the Collateral shall be evidenced by its timely written notice to the Secured Party at its address set forth in the Sale Notice. In the event both the other Member and RTI both elect to purchase the Collateral, the election of the other Member shall be accepted, and the Collateral shall be sold to the other Member on the terms and conditions set forth herein. Capco's and Foreco's rights under this Section 7.4 with respect to any sale of the Collateral by Secured Party shall be in lieu of, and not in addition to, Capco's, Foreco's and RTI's respective rights under the Assignment and Agreement entered into September 11, 1998, a copy of which is attached hereto as Exhibit "D" (the "Assignment and Agreement"), which shall otherwise remain in full force and effect.

                  (e) If the Collateral is not sold to the other Member or RTI in accordance with subparagraph (d) above, the Secured Party shall have the right to take a conveyance in lieu of foreclosure or dispose of such Collateral (w) at either private or public sale, (x) by way of one or more contracts, (y) as a unit or in parcels, and (z) on any terms, all as the Secured Party may determine; provided that such disposition, including the method, manner, time, place and terms of sale are commercially reasonable. All of the Collateral shall be offered and sold separate from and not as part of a unit including other collateral of the Secured Party.

                  (f) If all or any portion of the Collateral is to be sold to the other Member or RTI in accordance with this Section 7.4, then such sale shall be closed not more than 60 days after the determination of the purchase price in accordance with Section 7.4(d) on a date and at a time designated by the Secured Party in a written notice given by the Secured Party to the purchasing other Member or RTI, as the case may be. On such date and at such time, payment of such purchase price in cash or other immediately available funds shall be made to the Secured Party at its office, against receipt of documents evidencing and assigning to the purchasing Company, other Members or RTI, as the case may be, the Collateral being purchased and all encumbrances securing the same (or corresponding part thereof proportional to the Secured Indebtedness so purchased), without restriction.

                  (g) If the sale to the other Member or RTI, as the case may be, is not closed within the 60-day period provided for in subparagraph
         (f) of this Section 7.4, Secured Party shall be entitled to exercise its rights under paragraph (e) of this Section 7.4; provided that RTI shall not have the right to exercise its rights under the Assignment and Agreement more than once. Any transfer of any or all of the Collateral upon foreclosure by the Secured Party following compliance with the preceding provisions of this Section 7.4 shall thereafter continue to be subject to the provisions of this Agreement, and the transferee shall assume all obligations hereunder.

                  (h) Upon compliance by the Secured Party with the provisions of this Article VII, such Secured Party, or the purchaser on any foreclosure sale, shall be admitted as a Member of the Company on its written notice to the Company of its election to become a Member, without the consent of either the Company or any other Member.

         7.5 Purchase of Specialized Improvements. If, upon the withdrawal of a Member from the Company, whether in connection with a transaction described in
Section 7.3 or otherwise  but other than as provided in and in  accordance  with
Section 7.4, the other Member shall have the option to purchase any equipment and other improvements (the "Specialized Improvements") at the Property that were funded solely by the withdrawing Member, were treated as owned by such withdrawing Member and not by the Company, and respecting which the withdrawing Member was not treated as having made a contribution to the capital of the Company pursuant to Section 3.2. The price of such purchase shall be determined by the mutual consent of the withdrawing Member and the other Member. If the other Member elects not to purchase the Specialized Improvements, the withdrawing Member shall have the right to (a) if the withdrawal is in connection with a transaction described in Section 7.3 respecting which the other Member did not elect to purchase the Transferable Interest, sell the Specialized Improvements together with the Transferable Interest, (b) remove the Specialized Improvements from the Property and restore the premises in all material respects to their condition prior to the construction or installation of the Specialized Improvements at the sole cost of the withdrawing Member, without liability for consequential damages, or (c) abandon the Specialized Improvements to the Company.

         7.6      Option to Purchase Interest Upon Certain Events.

                  (a) If all or any portion of a Member's interest is proposed to be transferred other than as provided in and in accordance with
         Section 7.4 pursuant to (i) an adjudication of the Member as a bankrupt; (ii) an entry of an order, judgment or decree by any court of competent jurisdiction appointing a trustee, receiver or liquidator of the assets of the Member; (iii) an assignment or attempted assignment by the Member for the benefit of creditors; or (iv) the institution or attempted institution of voluntary bankruptcy proceedings by the Member, then, in any such event (an "Option Event"), the Company and, to the extent the Company does not elect to purchase all of such interest, the other Member shall have the option, but not the obligation, to purchase from such Member (or from such Member's legal successor(s)) (the "Subject Member") all or any portion of the Subject Member's interest in the Company transferred, as the Company or the other Member may elect, without respect to whether all or only a portion of such Member's interest was initially subject to the proposed transfer.

                  (b) Not later than ninety (90) days after the occurrence of an Option Event, the Subject Member (or the Subject Member's successor(s)) shall notify the Company of such occurrence, which notice shall set forth (i) a description of the Option Event; (ii) the Units (the "Option Units") that the Company and the other Member have the right to purchase pursuant to this Section 7.6 by reason of such Option Event;
         (iii) the identity of the Subject Member; and (iv) such other information as may be necessary or desirable in order to afford to the Company and the other Member the benefits intended to be conferred by this Section 7.6. Following the receipt of such notice, the Company shall give like notice to the other Member of the occurrence of the Option Event and of its option to purchase the Subject Member's interest pursuant to this Agreement.

                  (c) The Company shall have ten (10) days after the effective date of the Option Notice to elect to purchase all or any part of the Option Units. To the extent the Company does not elect to purchase all of such interest, the other Member shall have twenty (20) days after the date of the expiration of the Company's option to elect to purchase all or any part of the Option Units, such election to be made by delivering written notice of such election to the Subject Member within such twenty (20)-day period.

                  (d) If the Company and/or the other Member have timely elected to purchase Option Units, then the Company and the electing other Member shall purchase that part of the Option Units that it has elected to purchase within five (5) days after expiration of the applicable option exercise period on a date and at a time designated by the Company and/or other Member in a written notice to be given at least two (2) days in advance to the Subject Member by the Company and/or other Member, and at the principal place of business of the Company.

                  (e) The purchase price for the Option Units purchased by the Company or other Member shall be the fair market value ("FMV") of the interest as of the date of the occurrence of the Option Event as determined herein. The Company shall pay for and obtain an independent appraisal of all real estate. Listed securities shall be valued at the latest closing price for such securities. All other assets shall be valued at their book value, net of depreciation and amortization. The FMV of the interest being purchased shall be based on the relative percentage of ownership of the Company based on the total number of Units outstanding as of the valuation date multiplied by the sum of (i) the fair market value of the real estate as determined by appraisal; plus (ii) the market price for any listed securities; plus (iii) the book value, net of depreciation and amortization, of all other assets; minus (iv) total Company liabilities at the valuation date.

                  (f) Payment by the Company or the Members of the purchase price for Option Units shall be made in cash or other immediately available funds at closing.

                  (g) If and to the extent that the Company and/or the other Member do not purchase all of the Option Units pursuant to the preceding provisions of this Section 7.6, then the remaining Option Units shall be transferred to the person or persons to whom the same would have passed in the absence of the provisions of this Agreement.

         7.7      Option to Purchase Property.

                  (a) If the Company desires to assign, transfer or otherwise dispose of the Property for value, Capco and Foreco shall have the option, exercisable first by Capco and thereafter by Foreco, to purchase all of the Property desired to be sold by the Company. If the Company has not received an offer from a third party for the purchase of the Property, the price and terms of such sale shall be as agreed to by Capco or Foreco and the Company.

                  (b) If the Company has received an offer from a third party purchaser, the Company shall notify Capco and Foreco setting forth (i) the identity and address of the proposed purchaser or other transferee thereof; (ii) that the Company has received a bona fide offer therefor, if a sale is contemplated; (iii) the cash and other consideration to be received by the Company in connection with such disposition; (iv) a true copy of the offer or agreement, if any, for such sale or other disposition and a certification by the Company that, to the best of its knowledge and belief, the offer or agreement is genuine and in all respects what it purports to be; (v) an offer to sell the Property to Capco and Foreco in accordance with this Section 7.7; and (vi) such other information as may be necessary or desirable in order to afford to Capco and Foreco the benefits intended to be conferred by this
         Section 7.7. To the extent the terms of such sale or other transfer provide for the receipt by the Company of consideration other than cash or cash equivalents, the notice shall also include a fair market appraisal of such consideration prepared by a qualified independent appraiser.

                  (c) Capco shall have ten (10) days after the effective date of the notice to elect to purchase all of the Property. To the extent Capco does not elect to purchase all of the Property, Foreco shall have ten (10) days after the date of the expiration of Capco's option to elect to purchase all of the Property. Any such election to be made by delivering written notice of such election to the Company within such applicable ten (10)-day period.

                  (d) If Capco or Foreco has timely elected to purchase all of the Property, then such electing party shall purchase the Property within five (5) days after expiration of the applicable period set forth herein, on a date and at a time designated by the electing party in a written notice to be given at least two (2) days in advance to the Company by the electing party, and at the principal place of business of the Company. At the closing, the Company shall deliver a special warranty deed and other transfer documents acceptable to the electing party duly executed on behalf of the Company.

                  (e) The purchase by the electing party shall be at the price and upon the same terms and conditions as contained in the notice unless the Company and all Members shall agree otherwise; provided, however, that if the notice provides for payment of all or any portion of the purchase price by delivery of consideration other than cash or cash equivalents, the electing party may pay such portion of the purchase price in cash or cash equivalents in the amount of the fair market value of such non-cash consideration as set forth in the appraisal accompanying the notice. If, however, the electing party shall object to such appraisal of the non-cash consideration within the period set forth above for electing to purchase the Property, the fair market value shall be determined as set forth in Section 7.3(f).

                  (f) If neither Capco nor Foreco timely elects to purchase all of the Property pursuant to this Section 7.7, the Company, within thirty (30) days after the expiration of the applicable option exercise period, may transfer the Property to the purchaser or other transferee named in the notice for the consideration and on the other terms set forth in the notice and not otherwise. Upon failure of the Company to effect such transfer pursuant to the terms and conditions contained in the notice within such thirty (30)-day period, the right to transfer such interest shall lapse, and any desired transfer thereafter shall be made only upon compliance again with the notice and election procedures of this Section 7.7.

         7.8 Permitted Transfers. Nothing in this Agreement shall be deemed to prohibit or limit the sale, assignment or transfer from a Member of all or any part of the Member's interest in the Company to

                  (a)      another existing Member of the Company,

                  (b) either (i) a Member's wholly owned subsidiary corporation or limited liability company (ii) a limited partnership of which only entities described in clause (i) hereof are the general partners, (iii) a limited liability company of which only entities described in clause
         (i) hereof are the managers;

                  (c) a general partnership or joint venture consisting only of entities described in clauses (i) through (iii) of subparagraph (b),

                  (d) in the case of Capco, the transfer to CAD; or

                  (e) any other person to which all other Members consent in writing;

provided, that in each case the interest in the Company so sold, assigned or transferred continues to be subject to the provisions of this Agreement in all respects. No such sale, assignment or transfer shall create a right, interest or power in any other Member, or in the Company, or any other person, to purchase or acquire such interest in the Company, nor shall the Member who desires to sell, assign or transfer all or any part of that Member's interest in the Company to another Member be required to obtain the prior consent of the other Members or the Company or to offer such interest to the other Members or to the Company.

                                  Article VIII
                           Dissolution and Termination

         8.1 Events of Dissolution. The Company shall, without further action of the Members, be dissolved upon the first to occur of the following:

                  (a) The dissolution of the Company by judicial decree;

                  (b) The merger or consolidation of the Company with another limited liability company or other entity where the Company is not the surviving entity;

                  (c) The sale of all or substantially all of the assets of the Company;

                  (d) December 31, 2048; or

                  (e) The written consent to dissolve of Members holding in the aggregate at least 75% of the outstanding Units.

Unless approved by Members holding, in the aggregate, at least 75% of the outstanding Units, no Member shall have the right, and all Members hereby agree not, to dissolve, terminate, partition, or liquidate, or to petition a court for the dissolution, termination, partition, or liquidation of, the Company except as provided in this Agreement.

         8.2 Winding Up and Liquidation. Upon the occurrence of an event of dissolution as provided in Section 8.1, the Company shall be wound up and liquidated as rapidly as business circumstances will permit by selling Company assets and distributing the proceeds from any such sale or sales of the assets of the Company as follows and in the following order of priority:

                  (a) to pay the expenses of winding up and to pay or provide for payment of all amounts owing by the Company to creditors other than Members;

                  (b) to establish any reserves which the Members may deem necessary for any anticipated, contingent or unforeseen liabilities or obligations of the Company arising out of, or in connection with, the conduct of the Company business;

                  (c) to pay all amounts owing by the Company to any Member as a creditor;

                  (d) thereafter to the Members in accordance with their Ownership Percentages up to the amount of $2,500,000; and

                  (e) then in equal portions to Capco and Foreland.

         8.3 Authority to Wind Up. The winding up of the Company and liquidation of its assets shall be conducted by the Manager or, if there is no Manager, as determined by the remaining Members.

                                   Article IX
               Books of Account, Accounting, Reports, and Banking

         9.1 Books of Account. The Company books and records of account shall be maintained at the principal office of the Company or at such other location and by such person or persons as may be designated by the Manager. The Company shall pay the direct expense of maintaining its books of account.

         9.2 Method of Accounting. The Company books of account shall be maintained and kept on a basis of accounting determined by the Members and consistently applied.

         9.3 Financial Statements. Upon receipt of a written request from any Member, within ninety (90) days after the close of each Fiscal Year of the Company, the Company shall provide to each Member either unaudited or audited (as determined by the Members in their reasonable discretion) financial statements which fairly represent the financial condition of the Company as of the end of such Fiscal Year. Such financial statements shall indicate the share of each Member in the net income, net loss, depreciation and other relevant fiscal items of the Company for such Fiscal Year. Each Member shall be entitled to receive copies of all federal, state and local income tax returns and information returns, if any, which the Company is required to file.
Additionally, quarterly, to the extent both requested by any Member and regularly prepared by the Company, the Company shall make available to any Member copies of the Company's financial documentation respecting the prior quarter, including, without limitation, balance sheets and income statements.

         9.4 Bank Accounts. The funds of, and all monies actually received by the Company shall be deposited in a separate bank account or accounts in a national or state banking institution in the name of the Company. The Manager or agent of the Company shall be authorized to draw checks upon such account or accounts; provided, however, that no funds shall be withdrawn from any such account or accounts except for Company purposes.

         9.5 Tax Returns. The Manager shall, for each Fiscal Year, file or caused to be filed at the expense of the Company and on behalf of the Company, a partnership return within the time prescribed by law (including extensions) for such filing and shall deliver to each Member a copy of such Member's K-1 relating to such return. The Manager shall also file or caused to be filed at the expense of the Company and on behalf of the Company such state and/or city income tax returns as may be required by law.

         9.6 Audit. Each Member shall have the right at all reasonable times during usual business hours to audit, examine, and make copies of or extracts from the books of accounts and other records of the Company. Such right may be exercised through any agent or employee of such Member designated by such Member. Each Member shall bear all expenses incurred in any examination made for such Member's account.

         9.7 Meetings. The Company shall hold an annual meeting of the Members at a time, date and place as determined by the Members. Special meetings of the Members, for any purpose or purposes described in the meeting notice, may be called by the Manager or by Members holding in the aggregate at least 33% of the outstanding Units.

         9.8 Records. The Company shall keep at its place of business the following records: (a) a current list in alphabetical order of the full name and last known business street address of each Member; (b) a copy of the stamped Articles of Organization and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate of amendment has been executed; (c) copies of the Company's federal, state, and local income tax returns and reports, if any, for the three (3) most recent fiscal years; (d) copies of any financial statements of the Company for the three (3) most recent fiscal years; (e) a copy of this Agreement plus all amendments thereto; (f) unless otherwise set forth in the Articles of Organization or this Agreement, a written statement of (i) the amount of cash and a description and statement of the agreed value of the other property or services contributed or agreed to be contributed by each Member, (ii) the times at which, or events on the happening of which, any additional contributions agreed to be made by each Member are to be made, (iii) the right of any Member to receive distributions which include a return of all or any of the Member's contributions, and (iv) any event upon the happening of which the Company is to be dissolved and its affairs wound up. These records shall be subject to inspection and copying at the reasonable request, and at the expense, of any Member during ordinary business hours.

                                    Article X
                                  Miscellaneous

         10.1 Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or delivered by overnight courier service or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                  If to Capco, to:        Crown Asphalt Products Company
                                          215 South State Street, Suite 650
                                          Salt Lake City, Utah 84111
                                          Attention:  Jay Mealey, President
                                          Telephone:  (801) 537-5610
                                          Facsimile:  (801) 537-5609

                  If to Foreco, to:       Foreland Asphalt Corporation
                                          2561 South 1560 West, Suite 200
                                          Woods Cross, Utah 84087
                                          Attention:  Bruce C. Decker, President
                                          Telephone:  (801) 298-9866
                                          Facsimile:  (801) 298-9889

Any notice hereunder delivered in person or by facsimile (if receipt is confirmed by the facsimile operator of the recipient) shall be deemed given on the date thereof; any notice by registered or certified mail shall be deemed given three (3) days after the date of mailing; and any notice by overnight courier shall be deemed given two (2) days after shipment or the date of receipt, whichever is earlier.

         10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Members, their successors and assigns.

         10.3 Duplicate Originals. For the convenience of the Members, any number of counterparts hereof may be executed, and each of such counterparts shall be deemed to be an original instrument, and all of which, taken together, shall constitute one agreement.

         10.4 Construction. The title of articles and sections herein have been inserted as a matter of convenience for reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

         10.5 Governing Law. This Agreement is entered into and shall be governed by the laws of the state of Utah. To the extent permitted by the Act and other applicable law, the terms and provisions of this Agreement shall control in the event of any conflict between such terms or provisions and the Act.

         10.6 Other Instruments. The parties hereto covenant and agree that they will execute such assumed name certificates and other and further instruments and documents which are or may become necessary or convenient to effectuate and carry out the purposes of the Company created by this Agreement.

         10.7 Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically added as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         10.8 Gender and Number. Wherever the context shall so require all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

         10.9 Reliance. No person dealing with any Manager shall be required to determine his authority to make any commitment or undertaking on behalf of the Company, nor to determine any fact or circumstances bearing upon the existence of such authority. In addition, no purchaser of any asset of the Company from a Manager shall be required to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received notice affecting same.

         10.10 Entirety and Modifications. This Agreement embodies the entire agreement between the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement. No term, condition or provision of this Agreement shall be altered, amended or modified without the prior written consent of Members holding at least 75% of the issued and outstanding Units, except as provided to the contrary in this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first above written.

                                             Capco:

                                             CROWN ASPHALT PRODUCTS COMPANY


                                             By ______________________________
                                                  Jay Mealey, President


                                             Foreco:

                                             FORELAND ASPHALT CORPORATION


                                             By ______________________________
                                                  Bruce C. Decker, President

Exhibit A.........Property Description
Exhibit B.........Memorandum of Closing
Exhibit C.........Use of Facilities
Exhibit D.........Assignment and Agreement

                                   Exhibit "A"
                                       to
                               Operating Agreement
                                       of
                         Cowboy Asphalt Terminal, L.L.C.


                              Property Description


The following described property situated in Davis County, state of Utah:

BEGINNING AT A POINT SOUTH 89(degree)56'09" EAST 777.48 FEET ALONG THE QUARTER SECTION LINE FROM THE WEST QUARTER CORNER OF SECTION 35, TOWNSHIP 2 NORTH, RANGE 1 WEST, SALT LAKE MERIDIAN, IN THE CITY OF WOODS CROSS, AND RUNNING THENCE NORTH 0(degree)23'18" WEST 236.9 FEET; THENCE ALONG THE BOUNDARY OF SKYPARK INDUSTRIAL PARK SOUTH 89(degree)56'09" EAST 651.08 FEET AND SOUTH 0(degree)23'18" EAST 1056.4 FEET TO THE NORTH LINE OF A STREET; THENCE WEST 648.3 FEET ALONG THE
NORTH LINE OF SAID STREET TO A POINT SOUTH 0(degree)35' WEST OF THE POINT OF BEGINNING; THENCE NORTH 0(degree)35' WEST 820.1 FEET, MORE OR LESS, TO THE POINT OF BEGINNING. 06-085-0019

                                   Exhibit "B"
                                       to
                               Operating Agreement
                                       of
                         Cowboy Asphalt Terminal, L.L.C.


                              Memorandum of Closing

                                   Exhibit "C"
                                       to
                               Operating Agreement
                                       of
                         Cowboy Asphalt Terminal, L.L.C.


                                Use of Facilities

                                   Exhibit "D"
                                       to
                               Operating Agreement
                                       of
                         Cowboy Asphalt Terminal, L.L.C.


                            Assignment and Agreement


                                      D-1